UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2011

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 16, 2011, RealNetworks, Inc. ("RealNetworks" or the "Company") filed its annual report on Form 10-K for the year ended December 31, 2010 (the "2010 10-K"). The Company’s consolidated statements of operations for the year ended December 31, 2010 included in the 2010 10-K reports net income attributable to common shareholders for the quarter and year ended December 31, 2010 of $3.2 million and $5.0 million, respectively. These results represent an increase of $2.0 million for both periods from the amount of net income attributable to common shareholders announced by the Company in its earnings release issued on February 10, 2011 and furnished to the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 10, 2011 (the "February Earnings Release").

The Company holds approximately 47% of the outstanding capital stock of Rhapsody, the joint venture it initially formed with the MTV Networks division of Viacom International Inc. in 2007 and restructured effective March 31, 2010. Beginning April 1, 2010, the Company accounts for the operating results of Rhapsody using the equity method of accounting, and the Company’s proportionate share of Rhapsody’s income or loss is recognized as a component of other income and expense, net in the Company’s consolidated statements of operations.

As described in the February Earnings Release, the Company announced its results for the quarter and year ended December 31, 2010 based in part upon the Company’s share of Rhapsody’s preliminary net loss, which remained subject to finalization. The Company’s share of Rhapsody’s net loss for the year ended December 31, 2010 was $14.2 million, an improvement of $2.0 million from the preliminary amount in the Company’s February Earnings Release. As a result, the Company’s consolidated financial statements for the quarter and year ended December 31, 2010, including the items summarized below, were adjusted from what the Company announced in the February Earnings Release. The Company recorded the full amount of the adjustment in the quarter ended December 31, 2010 as amounts relating to the quarters ended June 30, 2010 and September 30, 2010 were not material.

Key highlights of the Company’s consolidated financial results for the quarter and year ended December 31, 2010, as changed from the financial results announced by the Company on February 11, 2010 due to the finalization of Rhapsody’s net loss, are as follows:

FOURTH QUARTER ENDED DECEMBER 31, 2010

• Equity in net loss of Rhapsody and other equity method investments of $(2.6) million, changed from previously reported $(4.6) million

• Net income attributable to common shareholders of $3.2 million, changed from previously reported $1.2 million

• Net income per share available to common shareholders of $0.02, changed from previously reported $0.01

FULL YEAR ENDED DECEMBER 31, 2010

• Equity in net loss of Rhapsody and other equity method investments of $(14.2) million, changed from previously reported $(16.2) million

• Net income attributable to common shareholders of $5.0 million, changed from previously reported $3.0 million

• Net income per share available to common shareholders of $0.06, changed from previously reported $0.05

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

March 16, 2011	By:	/s/ Michael Eggers

Name: Michael Eggers
Title: Senior Vice President, Chief Financial Officer and Treasurer